UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

KAYDON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-12640 (Commission File Number)	13-3186040 (IRS Employer Identification No.)

315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (734) 747-7025

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

     As of July 12, 2005, Kaydon Corporation (the “Company”) entered into an amended and restated agreement (the “Amended and Restated Credit Agreement”) for its senior credit facility with JPMorgan Chase Bank, N.A., as Administrative Agent, and a syndicate of lenders. The Amended and Restated Credit Agreement amends and restates the Company’s existing $200 million credit facility.

     The Amended and Restated Credit Agreement provides for a $300 million senior unsecured revolving credit facility. The new credit facility provides for borrowings by the Company and its subsidiaries in various currencies for general corporate purposes, including acquisitions. The new credit facility matures on July 12, 2010 and is guaranteed by the Company and certain of the Company’s domestic subsidiaries.

     Loans made under the credit facility bear interest at a floating rate and may be maintained as base rate loans (tied to the prime rate or the federal funds rate plus .5%) or as Eurocurrency rate loans.

     The Amended and Restated Credit Agreement requires the Company to comply with maximum leverage and minimum interest coverage ratios. In addition, the credit facility contains other standard covenants such as those which (subject to certain thresholds) limit the ability of the Company and its subsidiaries to, among other things, incur debt, sell assets in excess of specified thresholds, incur additional liens, make certain investments, make distributions on or repurchase equity, engage in reorganizations or mergers or enter into certain hedging obligations. Events of default under the Amended and Restated Credit Agreement include payment defaults, defaults under material indebtedness, breach of representations, warranties or covenants, certain events of bankruptcy or dissolution, judgment defaults, invalidity of any loan documents, change of control, certain events in respect of any receivables purchase facility and defaults or events relating to environmental matters and employee benefit plans of the Company or its subsidiaries. The events of default would permit the lenders to accelerate borrowings under the Amended and Restated Credit Agreement if not cured within applicable grace periods.

     The foregoing description of the provisions of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Credit Agreement, which is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference. A copy of the Company’s press release dated July 13, 2005 announcing completion of the Amended and Restated Credit Agreement is filed as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

     The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.      Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10	Amended and Restated Credit Agreement dated as of July 12, 2005 among Kaydon Corporation, the subsidiary borrowers from time to time party thereto, the alternate currency borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., Comerica Bank and SunTrust Bank, as Documentation Agents, J.P. Morgan Securities, Inc., as Joint Lead Arranger and Sole Book Runner and Wachovia Capital Markets, LLC, as Joint Lead Arranger

99	Press Release dated July 13, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 15, 2005	KAYDON CORPORATION

	By:	/s/ Peter C. DeChants

Peter C. DeChants Vice President Corporate Development & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10	Amended and Restated Credit Agreement dated as of July 12, 2005 among Kaydon Corporation, the subsidiary borrowers from time to time party thereto, the alternate currency borrowers from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, and Bank of America, N.A., Comerica Bank and SunTrust Bank, as Documentation Agents, J.P. Morgan Securities, Inc., as Joint Lead Arranger and Sole Book Runner and Wachovia Capital Markets, LLC, as Joint Lead Arranger

99	Press Release dated July 13, 2005